                                                                    Exhibit 99.9

                                                                     EXHIBIT 1-A

                  AMENDED AND RESTATED CONSENT AND AGREEMENT OF
                         PRIME GROUP REALTY TRUST (REIT)

                  This AMENDED AND RESTATED CONSENT AND AGREEMENT (this
"Consent and Agreement") is executed and given as of September 26, 2000, by Prime Group Realty Trust, a Maryland real estate investment trust (the "REIT"), in favor of P-B Finance Ltd., a Cayman Islands company, in its capacity as Lender pursuant to the Credit Agreement referred to below (the "Lender"). Unless otherwise defined herein, capitalized terms used herein have the definitions set forth for such terms in the Credit Agreement.

                              W I T N E S S E T H:

                  WHEREAS, the REIT and Prudential Securities Credit Corporation ("PSCC"), Lender's predecessor in interest, have entered into the Consent To Assignment of Prime Group Realty Trust (REIT) dated as of November 17, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Existing Consent and Agreement");

                  WHEREAS, Primestone Investment Partners L.P., a Delaware limited partnership (the "Borrower") has entered into the Credit Agreement dated as of November 17, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Existing Credit Agreement") between the Borrower and PSCC pursuant to which PSCC agreed to make a loan to the Borrower;

                  WHEREAS, on December 30, 1997 PSCC assigned all of its rights, obligations and interest in and under the Existing Credit Agreement to the Lender and the Lender assumed all of PSCC's rights, obligations and interest thereunder;

                  WHEREAS, the Borrower and Lender desire to enter into that certain Amended and Restated Credit Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") pursuant to which the Lender has agreed to, among other things, extend the maturity date of the Loan referred to therein;

                  WHEREAS, the Borrower, the REIT, Prime Group Realty L.P. (the "Partnership"), The Prime Group, Inc., an Illinois corporation, and certain other investors named therein have entered into the Registration Rights Agreement;

                  WHEREAS, the Borrower is party to the Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the "Prime Partnership Agreement");

                  WHEREAS, as security for the Borrower's obligations under the Credit Agreement, the Borrower has, pursuant to that certain Pledge and Security Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"), granted the Lender a first and prior security interest in the Pledged Shares (as defined therein), the Registration Rights Agreement and the Prime Partnership Agreement (each as amended, supplemented or otherwise modified from time to time, the "Assigned Agreements"); and

                  WHEREAS, as a condition precedent to the Lender's entering into the Credit Agreement, the Lender has required the REIT to amend and restate the Existing Consent and Agreement on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the REIT hereby consents and agrees as follows:

                  1. The REIT hereby consents to (a) the assignment by the Borrower of its rights, title and interest in and to the Pledged Shares and the Assigned Agreements to the Lender pursuant to the Security Agreement and (b) subject to the terms of the Assigned Agreements to (i) the foreclosure upon, or exercise of, any other rights or remedies the Lender may have in respect of the Pledged Collateral, whether pursuant to the Security Agreement, at law, in equity, or otherwise and (ii) the sale or other disposition by Lender of any or all of the Pledged Shares.

                  2. The REIT shall not, without the prior written consent of the Lender, enter into any amendment, supplement, assignment, transfer or other modification of the Assigned Agreements (provided, that the REIT may amend, supplement or modify the Prime Partnership Agreement in the ordinary course, provided, further, that the Lender receives, 10 Business Days prior to such amendment, supplement or modification, notice and copies of such amendment, supplement or modification and the same does not materially affect the rights of the Lender or the rights or obligations of the holders of the Pledged Shares), enter into any consensual cancellation or termination of the Assigned Agreements, or consent to the assignment or other transfer by Borrower any of its right, title and interest thereunder, or consent to any such assignment by the Borrower.

                  3. The REIT agrees, subject to compliance by the Lender with the terms, provisions and restrictions of the Loan Documents, that the Lender shall be entitled to require and enforce the performance of all actions and things required to be paid or performed by the Borrower under the Assigned Agreements and the Lender may proceed either in its own name or otherwise and may protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, or proceed to take any other action authorized or permitted under the applicable law. Each and every remedy of the Lender shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder now or hereafter existing at law or in equity or by statute.

                  4. The REIT further acknowledges and agrees that the Lender may assign its rights under the Credit Agreement and the Security Agreement and this Consent and Agreement shall be for the benefit of any such lenders and any licensed securities dealer to whom Lender may sell the Pledged Shares in connection with a foreclosure thereof, and the rights of Lender hereunder or referred to herein may be exercised by any such other lenders and such securities dealer.

                  5. Notwithstanding anything to the contrary in Exhibit C to the Prime Partnership Agreement, in the event that the Borrower, or the Lender on behalf of the Borrower, exercises the right pursuant to Section 2.04(a)(ii) of the Credit Agreement to exchange OP Units for REIT Stock, the Managing General Partner shall deliver (unless the Hart Scott Act as defined in Exhibit C to the Prime Partnership Agreement is applicable thereto) within five (5) business days after receipt by the Managing General Partner of the Exchange Exercise Notice (as defined in the Prime Partnership Agreement) the Share Purchase Price or the Cash Purchase Price (both as defined in Exhibit C to the Prime Partnership Agreement), as the case may be, to the Borrower or the Lender, as the case may be.

                  6. (a) No Waiver; Amendments. No failure on the part of the Lender to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise of any other right or remedy. This Consent and Agreement may not be amended, supplemented or modified except by written agreement of the REIT and the Lender.

                     (b) Survival of Certain Covenants. Notwithstanding any provision of this Consent and Agreement to the contrary, the obligations of the REIT under this Consent and Agreement shall survive until payment in full of the Note.

                     (c) Notices. All notices and other communications required under the terms and provisions hereof shall be in writing and shall be addressed
(1) if to the REIT, addressed to it at Prime Group Realty Trust, 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601, Attn: Michael W. Reschke, Telecopy
No.: (312) 917-1511, with copies to (X) Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60601, Attn. Wayne D. Boberg, Esq., Telecopy No.: (312) 558-5700 and (Y) Prime Group Realty Trust, 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601 Attn: James F. Hoffman, Telecopy No.: (312) 917-1684 or
(2) if to the Lender, addressed as provided in the Credit Agreement, or at such other place as any party may hereafter designate to the other party hereto in writing. Any notice under this Consent and Agreement of the REIT or the Lender shall be in writing and sent (A) by telecopy, or (B) by registered or certified mail with return receipt requested (postage prepaid), or (C) by a recognized overnight delivery service with charges prepaid. Any notice under this Consent and Agreement of the REIT or the Lender shall be deemed given only when actually received or when delivery is refused, and any such notice to any person other than the REIT or the Lender shall be deemed to have been given when deposited in the mails, postage prepaid, certified or registered United States mail.

                     (d) Successors and Assigns. This Consent and Agreement shall be binding upon and inure to the benefit of the REIT and the Lender and their respective permitted successors and assigns.

                     (e) Governing Law. This Consent and Agreement will be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws provisions thereof.

                     (f) Waiver of Acceptance. The REIT hereby waives notice of acceptance of this Consent and Agreement or any of the terms and provisions hereof by the Lender.

                  IN WITNESS WHEREOF, the undersigned REIT has executed this Consent and Agreement as of the date set forth in the first paragraph of this Consent and Agreement.

                                               PRIME GROUP REALTY TRUST



                                               By: /s/ Jeffrey A. Patterson
                                                   --------------------------
                                                   Name: Jeffrey A. Patterson
                                                   Title: Co-President

                                               By: /s/ James F. Hoffman
                                                   ----------------------------
                                                   Name: James F. Hoffman
                                                   Title: Senior Vice President,
                                                          General Counsel and
                                                          Secretary